Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

       Monthly Period ended             3/31/2006
       Distribution Date                4/18/2006

       All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          --------------------------------------------------------------------
                                                          Total           Allocated to      Allocated to Investor Interest
  1    Sources of funds                                                    Transferor      Total     Series 05-A  Series 05-B
                                                          --------------------------------------------------------------------
       Principal Collections                                    1,216,365      542,139       674,226     337,024      337,201
       Finance Charge Collections                                  94,939       42,315        52,624      26,305       26,319
                                                          --------------------------------------------------------------------
       Total Funds Received                                     1,311,304      584,454       726,850     363,330      363,520
                                                          --------------------------------------------------------------------

                                                          ------------------------------------------
  2    Application of Principal Collections                    Total      Series 05-A    Series 05-B
       Investor Percentage of Principal Collections               674,226      337,024       337,201
       deduct:
       Utilised Retained Principal Collections
                 allocable to Class C                                   0            0             0
                 allocable to Class B                                   0            0             0
       Transferred to Series Collections Ledger                         0            0             0
       Shared Principal Collections                                     0            0             0

                                                          ------------------------------------------
       Cash Available for Acquisition                             674,226      337,024       337,201
                                                          ------------------------------------------

                                                          ------------------------------------------
  3    Application of Finance Charge Collections               Total       Series 05-A   Series 05-B
       Investor Percentage of Finance Charge Collections           52,624       26,305        26,319
       deduct:
       Trustee payment amount                                        0.30         0.15          0.15
       Issuer Costs & Loan Note Issuer Costs                           27           14            14
       Monthly Distribution Amounts                                12,725        6,342         6,383
       Servicing fee payable to RBS                                 1,807          903           904
       Cash Management fee payable to RBS                               1         0.50          0.50
       Investor Default Amount                                     18,764        9,380         9,385
       Expenses loan principal and interest                            --           --            --

       Available Spread                                            19,300        9,666         9,634
                                                          ------------------------------------------

  4    Payments in respect of the Securities
                                                          ------------------------------------------
       Series 05-A                                            Class A       Class B       Class C
                                                             USD 000s       USD 000s      USD 000s
       Balance at 15 March 2006                                 2,175,000      175,000       150,000
       Principal repayments on 18 April 2006                           --           --            --
                                                          ------------------------------------------
       Balance carried forward on 18 April 2006                 2,175,000      175,000       150,000
                                                          ------------------------------------------

       Interest due on 18 April 2006                                9,796          815           718
       Interest paid                                               (9,796)        (815)         (718)
                                                          ------------------------------------------
       Interest unpaid                                                 --           --            --
                                                          ------------------------------------------

                                                          -----------------------------------------------------------------------
       Series 05-B                                         Class A-1    Class A-2    Class A-3   Class B-3   Class C-1  Class C-3
                                                           USD 000s     EUR 000s     GBP 000s     GBP 000s    USD 000s   GBP 000s
       Balance at 15 March 2006                                435,000    450,000       700,000     101,000     42,000    63,000
       Principal repayments on 18 April 2006                        --         --            --          --         --        --
                                                          -----------------------------------------------------------------------
       Balance carried forward on 18 April 2006                435,000    450,000       700,000     101,000     42,000    63,000
                                                          -----------------------------------------------------------------------

       Interest due 18 April 2006                                   --      1,157            --          --         --        --
       Interest paid                                                --     (1,157)           --          --         --        --
                                                          -----------------------------------------------------------------------
       Interest unpaid                                              --         --            --          --         --        --
                                                          -----------------------------------------------------------------------

  5    Transaction Accounts and Ledgers
                                                          ------------------------------------------
                                                               Total      Series 05-A    Series 05-B
       Reserve Account
       Required Reserve Amount                                         --           --            --
                                                         -------------------------------------------
       Balance at 15 March 2006                                        --           --            --
       Transfer in/out this period                                     --           --            --
       Interest earned                                                 --           --            --
                                                         -------------------------------------------
       Balance carried forward on 18 April 2006                        --           --            --
                                                         -------------------------------------------

       Spread Account
       Required Spread Account Amount                                  --           --            --
                                                         -------------------------------------------
       Balance at 15 March 2006                                        --           --            --
       Transfer in/out this period                                     --           --            --
       Interest earned                                                 --           --            --
                                                         -------------------------------------------
       Balance carried forward on 18 April 2006                        --           --            --
                                                         -------------------------------------------

       Principal Funding Account
       Balance at 15 March 2006                                        --           --            --
       Transfer in/out this period                                     --           --            --
       Interest earned                                                 --           --            --
                                                         -------------------------------------------
       Balance carried forward on 18 April 2006                        --           --            --
                                                         -------------------------------------------

                                                         ------------------------------------------------------------------------
  6    Subordination Percentages                                       Series 05-A                      Series 05-B
                                                               Original           Current            Original        Current
                                                          (pound)000    %    (pound)000   %   (pound)000   %    (pound)000   %
       Class A Investor Interest                           1,257,225    87%   1,257,225   87%  1,257,568   87%   1,257,568   87%
       Class B Investor Interest                             101,156     7%     101,156    7%    101,000    7%     101,000    7%
       Class C Investor Interest                              86,705     6%      86,705    6%     87,277    6%      87,277    6%
                                                         ------------------------------------------------------------------------
       Total Investor Interest                             1,445,087   100%   1,445,087  100%  1,445,845  100%   1,445,845  100%
                                                         ------------------------------------------------------------------------

                                                         ------------------------------------------------------------------------

  7    Assets of the Trust
                                                           ----------------
                                                             (pound)000
       Total receivables at 31 March 2006                  (pound)4,996,352

       Aggregate amount of receivables that, as at
       31 March 2006 were delinquent by:        30-59 days          186,638
                                                60-89 days           64,702
                                               90-179 days           50,367
                                          180 or more days          287,817

                                                            ---------------

  8    Material Changes

       New Issuance during period                           NONE

       Material modifications to pool asset terms           NONE

       Material modifications to origination policies       NONE

       Material breaches of pool asset representations,
       warranties or covenants                              NONE

  9    Trigger Information

       Series Pay Out Events                                NONE

       Trust Pay Out Events                                 NONE


  10   Other Material Information that would be reportable on form 10-Q

       Legal Proceedings                                    NONE

       Changes in Securities                                NONE

       Submission of Matters to a Vote of Security Holders  NONE

       Other Information                                    NONE

       IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 18th day of April, 2006

       ---------------------------------------------------------------------
       The Royal Bank of Scotland plc, as Servicer
       Colin Baillie
       Chief Financial Officer, Cards Business